                                                                    EXHIBIT 10.6



                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is entered into this 19th day of April, 1996, by and between B.E. SATTERWHITE ("Lessor") and AMERICAN CABLE COMPANY, INC. ("Lessee").

     WHEREAS, Lessor owns certain real property located in Muscogee County, Georgia being known as 3701 Weems Road, and being more particularly described on Exhibit "A" attached hereto (the "Lessor's Property"); and

     WHEREAS, Lessee desires to lease from Lessor and Lessor desires to lease to Lessee a portion of Lessor's Property for the hereinafter described purposes.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. Property. Subject to the following terms and conditions, Lessor leases to Lessee the property which is described in Exhibit "B" attached hereto (the "Property"). The Property will be leased by Lessor to Lessee subject to all applicable zoning ordinances, recorded easements, restrictions and covenants, laws, rules and regulations.

     2. Use. The Property may be used by Lessee to construct, operate and maintain a building, fencing and facilities to house Lessee's equipment and other property (the "Improvements"), including without limitation, fiber optic cable and equipment for the purpose of transmitting and receiving various types of communication, digital, electronic and/or other signals in any and all frequencies; and to build, construct or do any other related facilities and activities, and for no other use (the "Intended Use"). In no event shall Lessee use the Property in violation of any applicable law, rule or regulation. Lessor agrees to cooperate with Lessee in obtaining, at Lessee's expense, all licenses and permits required for Lessee's use of the Property (the "Governmental Approvals"). Lessee represents and warrants that the Intended Use will not adversely affect or interfere with Lessor's current use of Lessor's Property.

     3.          Initial Term.  The initial term of this Lease shall be five
(5) years, commencing on the date hereof ("Commencement Date") and terminating on the fifth anniversary of the Commencement Date ("Initial Term").

     4. Renewal Terms. Lessee shall have the right to extend this Lease for four (4) additional five (5) year terms ("Renewal Terms"). Each Renewal Term shall be on the same terms and conditions as set forth in this Lease except that Rent shall increase as provided in Paragraph 5(c). This Lease shall automatically be renewed for each successive Renewal Term unless Lessee notifies Lessor of Lessee's intention not to renew the Lease at least 30 days prior to the expiration of the Initial Term or the Renewal Term which is then in effect.

     5.          Consideration.

                 (a) Upon the Commencement Date, Lessee shall pay Lessor the sum of Two Hundred and No/100 Dollars ($200.00) per month as rental ("Rent"). Rent shall be payable in advance to Lessor at Lessor's address as specified in Paragraph 20 below, on the first day of each month during the Initial Term or any Renewal Term beginning on the first day of the month following the Commencement Date;

                 (b) If this Lease is terminated for any reason other than Lessee's default, then all Rent paid in advance shall be prorated to the date of termination and shall be refunded to Lessee;

                 (c) The Rent payable by Lessee during each successive year of the Initial Term and any Renewal Term commencing on the first (1st) day of the thirteenth (13th) month of the Initial Term, shall be adjusted at that time and every twelve (12) months thereafter (the "Adjustment Month") for the remainder of the Initial Term and any Renewal Term as follows: the monthly installment of Rent for the immediately preceding twelve (12) month period shall be increased by multiplying said amount times a fraction, the denominator of which is the Consumer Price Index number, published by the U.S. Department of Labor, Bureau of Labor Statistics in the Consumer Price Index for All Urban Consumers - U.S. City Average, All Items (1982-84=100) (the "CPI"), for the calendar month preceding the Commencement Date and the numerator of which is the CPI number for the month preceding the Adjustment Month of each successive 12-month period for which the computation is made. If the CPI is discontinued, then Lessor shall designate a comparable index to be used in lieu thereof for the purposes hereof; and

                 (d) Lessee shall pay to Lessor on the Commencement Date a prorated amount of the Rent for the period from the Commencement Date to the end of the calendar month in which the Commencement Date occurs.

     6. Lessor's Representations and Warranties. Lessor represents and warrants, to the best of Lessor's knowledge, as follows:

                 (a) The Intended Use is not prohibited by any unrecorded covenants, restrictions, reciprocal easements, servitudes, subdivision rules or regulations;

                 (b) There are no unrecorded easements, licenses, rights of use or other encumbrances on the Property which will interfere with or constructively prohibit the Intended Use;

                 (c) The execution, delivery and full performance of this Lease by Lessor does not constitute a violation of any contract, judgment, decree, security deed or other restriction of any kind of which Lessor is party of which Lessor is bound;

                 (d) Lessor has executed and entered into this Lease free from fraud, undue influence, duress, coercion or any other defenses to the execution of this Lease; and

                 (e) This Lease constitutes the valid binding obligation of Lessor enforceable against Lessor in accordance with its terms.

     7. Lessee's Representations and Warranties. Lessee represents and warrants as follows:

                 (a) The parties executing this Lease on behalf of the Lessee are fully and properly authorized to execute and deliver this Lease to the Lessee;

                 (b) That the execution, delivery in full performance of the Lease by Lessee does not constitute a violation of any contract, judgement, decree or other restriction of any kind of which Lessee is a party or of which Lessee is bound;

                 (c) Lessee is executing and entering into this Lease free from fraud, undue influence, duress, coercion or any other defenses to the execution of this Lease;

                 (d) This Lease constitutes the valid binding obligation of Lessee, enforceable against Lessee in accordance with its terms; and

                 (e) Lessee is duly organized, and invalidly existing in the state of its organization and has full power and authority to enter into this Lease, to perform Lessee's obligations hereunder and to transact business in the State of Georgia.

     8. Conditions Subsequent. In the event that the Intended Use is actually or constructively prohibited through no fault of Lessee then this Lease shall terminate and be of no further force or effect and Lessee shall be entitled to a refund from Lessor of any deposits or prorated Rent paid to Lessor Prior to the date upon which Lessee gives Lessor notice of its intent to terminate this Lease pursuant to this Paragraph.

     9. Interference. Lessor shall not use, nor shall Lessor permit its lessees, licensees, invitees or agents to use any portion of adjacent real property owned by Lessor in any way which interferes with the operations of Lessee. Such interference shall be deemed a material breach of this Lease by Lessor and Lessor shall have the responsibility to terminate said interference. In the event any such interference does not cease or is not promptly rectified, Lessor acknowledges that continuing interference will cause irreparable injury to Lessee, and Lessee shall have the right, in addition to any other rights that it may have at law or in equity, to bring action to enjoin such interference or to terminate this Lease immediately upon notice to Lessor. Notwithstanding any provision herein to the contrary, Lessee acknowledges that Lessor operates a veterinary clinic on the Lessor's Property, and Lessee agrees that any interference with Intended Use from the normal and ordinary operations of said veterinary clinic shall not be such interference as described in this Paragraph and Lessor shall have no liability to Lessee therefore.

     10.         Improvements; Utilities; Access.

                 (a) Lessee shall have the right, at Lessee's sole cost and expense, to erect and maintain the Improvements on the Property. Lessee agrees that the Improvements will be completed in accordance with all applicable laws, rules, regulations and codes and Lessee will promptly pay for all work, labor or services done or materials furnished in connection with the construction and maintenance of the Improvements and the Lessee will not permit any mechanic's, materialman's or any other type of lien or claim of lien to be filed against the Property by reason of or related to any such work, labor, services or materials. If any such lien or claim of lien is filed at any time against the Property, Lessee shall indemnify and hold Lessor harmless from the same and shall, within thirty(30) days after receipt of actual notice of the filing thereof, cause such lien to be removed with respect to the Property. If Lessee fails to cause said lien to be so removed within the thirty (30) day period, in addition to any other right or remedy of Lessor, Lessor shall be entitled , but not obligated, to discharge said lien in any manner that Lessor, in his sole discretion, shall determine, and the cost of doing so, including reasonable attorney's fees, will be repaid to Lessor by Lessee as additional rent, immediately upon demand. The Improvements shall remain the exclusive property of the Lessee, and Lessee shall, upon Lessor's request, remove the Improvements from the Property following any termination of this Lease.
Nothing herein shall be construed to require and Landlord shall have no obligation to erect, replace, maintain or repair any of the Improvements. Upon the termination of this Lease, Lessee may offer to sell to Lessor any portion of the Improvements at a mutually acceptable price.

                 (b) Lessor hereby grants to Lessee, during the Initial Terms and all Renewal Terms, the right and easement to install utilities, at Lessee's expense, improve present utilities on the Property (including but not limited to the installation of emergency power generators), and to permanently place utilities on (or to bring utilities across or under ) the Lessor's Property to service the Property and the Improvements. This utility easement shall be fifteen (15) feet in width and the north line of said easement shall extend from the northwest corner of the Property to a point located on the easterly margin of Effingham Way in a direction which is parallel with the north line of the Property and south line of said easement shall extend from the southwestern corner of the Property to a point on the easterly margin of Effingham Way in a direction which is parallel to the southern line of the Property. Lessor shall, upon Lessee's request, execute a separate written easement to the utility company providing the service or Lessee in a form which may be filed of record evidencing this right.

                 (c) Lessor hereby grants to the Lessee and Lessee's successors, sublessees and assigns at all times during the Initial Term and any Renewal Term, the nonexclusive right and easement of ingress, egress, and access from the Property across the Lessor's Property to the open and improved public roads which presently exist (the "Easement") which Easement shall be adequate to service the Property and the Improvements. If no such public roads exist or cease to exist in the future, Lessor will grant an appropriate easement to Lessee, Lessee's successors, sublessees and assigns so that Lessee may, at its own expense, construct a suitable private access drive to the Property and the Improvements; provided, however, said drive shall not interfere with Lessor's use of Lessor's Property. This Paragraph grants and is evidence of the granting of an Easement for ingress, egress and access, however, Lessor agrees, upon Lessee's request, that Lessor shall execute an easement in a form which may be filed of record evidencing this right. Lessor and Lessee shall each maintain access to the Easement in a free and open condition so that no interference is caused to the other party by other lessees, licensees, invitees or agents of either party which may utilize the Easement. Notwithstanding the preceding, Lessee will use its best efforts to access the Property from Effingham Way along or through the utility easement described in paragraph 10(b) above, and Lessor hereby grants and authorizes such access through said utility easement.

     11. Termination. Except as otherwise provided herein, this Lease may be terminated, without any penalty or further liability, upon written notice as follows:

                 (a) By either party upon a default of any covenant or term hereof by the other party which default is not cured within 60 days of receipt of written notice of default (without, however, limiting any other rights available to the parties pursuant to any other provisions hereof); provided, that if the defaulting party commences good faith efforts to cure the default within such period and diligently pursues to completion such cure, the non-defaulting party shall no longer be entitled to declare an default;

                 (b) Upon 30 days' written notice by Lessee to Lessor if Lessee is unable to obtain or maintain through no fault of Lessee any license, permit or other Governmental Approval necessary to the construction and operation of the Improvements or Lessee's business; or

                 (c)      By Lessee for any reason or no reason at all upon six
(6) months advance written notice from Lessee to Lessor.

     12. Subleases and Assignment. Lessee at its sole discretion shall have the right to assign its interest in and to this Lease and/or sublease the Property and space in or on the Improvements to others who would use the Property for the Intended Use. Lessee's sublessee(s) and assignee(s) shall be subject to the terms hereof and entitled to rights provided herein as if said sublessee were the Lessee under this Lease. Lessee agrees that Lessee will give Lessor written notice of such assignment or sublease; provided, however, the failure to give such notice shall not nullify or adversely affect the validity of said assignment or sublease. Further, unless otherwise agreed, any such assignment or sublease shall not relieve Lessee of any liability hereunder.

     13. Taxes. Lessee shall pay any personal property taxes assessed on, or any portion of such taxes directly attributable to, the Improvements. Lessor shall pay when due all real and other personal property taxes and all other fees and assessments attributable to the Property. Lessee shall pay as additional Rent any increase in real property taxes levied against the Property which are directly attributable to the Improvements or Lessee's use of the Property and Lessor agrees to furnish proof of such increase to Lease.

     14. Destruction of Premises. If the Property or the Improvements are destroyed or damaged so as to hinder effective use of Improvements in Lessee's judgment, Lessee may elect to terminate this Lease as of the date of the damage or destruction by so notifying the Lessor. In such event, all rights and obligations of Lessee to Lessor shall cease as of the date of the damage or destruction and Lessee shall be entitled to reimbursement of any Rent prepaid by Lessee.

     15. Condemnation. If a condemning authority takes all of the Property, or a portion sufficient in Lessee's determination, to render the Property in the opinion of Lessee unsuitable for the use which Lessee was then making of the Property, this Lease shall terminate as of the date the title vests in the condemning authority. Lessor and Lessee shall share in the condemnation proceeds in proportion to the values of their respective interests in the Property (which for Lessee shall include, where applicable, the value of its Improvements, moving expenses, prepaid rent and business dislocation expenses). A sale of all or part of the Property to a purchaser with the power of eminent domain in the face of the exercise of eminent domain shall be treated as a taking by condemnation for the purposes of this Paragraph.

     16.         Hold Harmless.

                 (a) Lessee will and does hereby indemnify, release and save harmless Lessor and Lessor's agents, employees, and attorneys from and against any and all law suits, actions, judgments, damages, costs, expenses and reasonable attorneys' fees incurred in the defense of any action or proceedings arising out of or relating to a loss of life, personal injury, property damage or any and all other demands, claims or actions of any nature arising out of or related to Lessee's use and occupancy of Lessor's Property, excepting only claims arising out of the negligent or intentional acts of Lessor and Lessor's employees, agents or independent contractors. This indemnification and hold harmless provision shall survive the termination of this Lease.

                 (b) Lessor will and does hereby indemnify, release and save harmless Lessee and Lessee's agents, employees and attorneys from and against any and all law suits, actions, judgments, damages, costs expenses and reasonable attorneys' fees incurred in the defense of any action or proceedings arising out of or relating to a loss of life, personal injury, property damage or any and all other demands, claims or actions of any nature arising out of or related to Lessor's use and occupancy of Lessor's Property, excepting only claims arising out of the negligent or intentional acts of Lessee and Lessee's employees, agents or independent contractors. This indemnification and hold harmless provision shall survive the termination of this Lease.

     17. Environmental Compliance. Lessor warrants and represents that, to the best of the Lessor's knowledge, during the period of time that Lessor has owned the Lessor's Property, there has been no release on any portion of Lessor's Property of contaminants, oils, asbestos, radon, PCB's, hazardous substances or wastes as defined by federal, state or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local government authority ("Hazardous Materials"). Lessee may have an environmental audit of the Property performed and if the audit reveals that the Property is not free of Hazardous Materials, Lessee shall not be obligated to take possession of the Property under this Lease. This Lease shall be void of no further force or effect if Hazardous Materials are discovered to exist on the Property after Lessee takes possession of the Property, through no fault of Lessee, and Lessee shall be entitled to a refund of all the consideration given Lessor under this Lease.

     18.         Environmental Indemnities.

                 (a) Lessor, Lessor's heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessee from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Property and any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Lease or which may occur at any time in the future by the actions of Lessor.

                 (b) Lessee, Lessee's heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessor from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Property and any activities thereon, which conditions arise subsequent to the execution of this Lease, unless such conditions are caused by the actions of Lessor.

                 (c) Notwithstanding the obligation of Lessor to indemnify Lessee pursuant to this agreement, Lessor shall, upon demand of Lessee, and at Lessor's sole cost and expense, promptly take all actions to remediate the Property which are required by any federal, state or local government agency or political subdivision or which are reasonably necessary to mitigate environmental damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property of a Hazardous Material. Such actions shall include but not be limited to the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

     19. Right of First Refusal. During the Initial Term and any Renewal Terms of this Lease, Lessor shall, prior to selling the Property or any real property of which the Property is a part, notify Lessee in writing of the sales price and terms offered by a third party, together with a copy of the third party's offer. Lessee shall have the right of first refusal to purchase the real property being sold by Lessor on the same terms and conditions.
Lessee shall give Lessor notice of its intention to purchase the same within 30 days of receipt of Lessor's notice. If Lessee gives no such notice of its intention to purchase the real property, Lessor may sell the real property to the third party on the stated terms and price, as long as such sale is made subject to the terms of this Lease. Notwithstanding the foregoing, Lessee shall not have such right of first refusal in those instances which Lessor is an individual and Lessor proposes to convey the real property to another member of Lessor's family; however, any such property (including the Property) shall be conveyed by Lessor subject to this Lease.

     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if personally delivered or mailed, certified mail, return receipt requested, to the following addresses:

If to Lessor, to:         B.E. Satterwhite
                          3701 Weems Road
                          Columbus, GA  31909

If to Lessee, to:         American Cable Company, Inc.
                          Post Office Bow 8289
                          Columbus, GA  31908
                          Attention:  General Manager

with a copy to:           CyberNet Holding, Inc.
                          1239 O.G. Skinner Drive
                          Post Office Box 510
                          West Point, Georgia  31833
                          Attention:  President

     21. Title and Quiet Enjoyment. Lessor warrants that (i) Lessor has the full right, power, and authority to execute this Lease; (ii) Lessor has good and marketable title to the Property and the Easement free and clear of any liens, encumbrances or mortgages; and (iii) the Property constitutes a legal lot that may be leased without the need for any subdivision or platting approval. Lessor further warrants that Lessee shall have the quiet enjoyment of the Property during the term of this Lease.

     22. Leasehold Financing. Lessee may, upon notice to Lessor, mortgage or grant a security interest in this Lease and the Improvements, and may assign this Lease and the Improvements to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Mortgagees"). In such event, Lessor shall execute such consent to leasehold financing, as may reasonably be required by Mortgagees and a subordination to such Mortgagees with respect to the Improvements. Lessor agrees to notify Lessee and Lessee's Mortgagees simultaneously of any default by Lessee and to give Mortgagees the same right to cure any default as Lessee except that the cure period for any Mortgagee shall not be less than 10 days after the receipt of the default notice.

     23. Successors and Assigns. This Lease shall run with the Property and shall be binding upon the inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

     24. Waiver of Lessor's Lien. Lessor hereby waives any and all lien rights it may have, statutory or otherwise, in and to the Improvements or any portion thereof, regardless of whether or not the same is deemed real or personal property under applicable laws.

     25. Insurance. Tenant will obtain and maintain in full force and affect during the term of this Lease a comprehensive general liability policy with not less than the following minimum limits:

                 (a) Bodily injury in the amount of $500,000 on each person; $1,000,000 each occurrence;

                 (b)      Property damage in the amount of $100,000.

The above policy of insurance shall name Lessor as an "additional insured" and a copy of said policy will be provided to Lessor, upon Lessor's request.

     26.         Miscellaneous.

                 (a) The substantially prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorney's fees and court costs, including appeals, if any.

                 (b) Each party agrees to furnish the other, within 10 days after request, such truthful estoppel information as the other may reasonably request.

                 (c) This Lease constitutes the entire agreement and understanding of Lessor and Lessee, and supersedes all offers, negotiations and other agreements. There are no representations or understandings of any kind not set forth herein. Any amendments to said Lease must be in writing and executed by Lessor and Lessee.

                 (d) If either Lessor or Lessee is represented by a real estate broker in this transaction, that party shall be fully responsible for any fees due such broker and shall hold the other party harmless from any claims for commission by such broker.

                 (e) Lessor agrees to cooperate with Lessee in executing any documents necessary to protect Lessee's rights under this Lease or Lessee's use of the Property and to take any further action which Lessee may reasonably require as to effect the intent of this Lease.

                 (f) This Lease shall be construed in accordance with the laws of the state in which the Property is situated.

                 (g) If any term of this Lease is found to be void or invalid, such invalidity shall not affect the remaining terms of this Lease, which shall continue in full force and effect.

                 (h) Lessor and Lessee agree that either party's failure to insist upon strict performance under this Lease, in any one or more instances, upon any breach of any term, covenant or condition under this Lease will not be deemed a waiver of such term, covenant or condition, nor any subsequent breach of the same or any other term, covenant or condition.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease under seal as of the date first written above.

                                                            LESSOR:

                                                                    /s/ B.E. Satterwhite                               (SEAL)
                                                            -----------------------------------------------------------
                                                            B.E. Satterwhite



Signed, sealed and delivered this 15th day of April, 1996, in the presence of:


       /s/ Teresa A. Presley
-------------------------------------------

Witness

         /s/ James R. Warner
-------------------------------------------
Notary Public, Muscogee County, Georgia
My Commission Expires:
                      ---------------------
         James R. Warner
         Notary Public
         Muscogee County, GA
         Official Seal
         My Commission Expires 11/06/99


                                                            LESSEE:

                                                            AMERICAN CABLE COMPANY, INC.



                                                            By:     /s/ Clarence J. Prestwood
                                                               --------------------------------------------------------
                                                                Title:       CEO
                                                                      -----------------------------------------
                                                                      (CORPORATE SEAL)



Signed, sealed and delivered this 19th day of April, 1996, in the presence of:

         /s/ Lori T. Arthurs
---------------------------------------------------
Witness

         /s/ Martha B. Quinton
-------------------------------------------
Notary Public, Muscogee County,
                 Georgia
My Commission Expires:
                      ---------------------
         Notary Public, Troup County, Georgia
         My Commission Expires March 23, 1998

         [SEAL]

                                  EXHIBIT "A"
                              LEGAL DESCRIPTION OF
                               LESSOR'S PROPERTY

All that lot, tract or parcel of land situate, lying and being in Columbus, Muscogee County, Georgia, and being Part of Land Lot 23 of the 8th District, more particularly described as follows, to-wit:

FROM THAT POINT located at the intersection of the northern side of Weems Road with the eastern side of Effingham Way, which point is marked by an iron stake and running thence North 01 degrees 42 minutes west along the eastern side of Effingham Way a distance of 57.42 feet to an iron stake; thence continuing to run along the eastern side of Effingham Way along a curve having a radius of
578.92 feet a distance of 118.59 feet to an iron stake; thence running North 88 degrees 18 minutes east a distance of 162.1 feet to an iron stake; thence running South 01 degrees 42 minutes east a distance of 175 feet to an iron stake located on the northern side of Weems Road; thence running south 88 degrees 18 minutes west along the northern side of Weems Road a distance of 150 feet to the point of beginning, which is located at the intersection of the northern side of Weems with the eastern side of Effingham Way.

The above property is shown as Lot One (1) in Parcel "B" on that map dated November 1, 1969, and recorded November 18, 1969, by Siegel Engineering Company, in Plat Book 46, Folio 71, in the Office of the Clerk of the Superior Court of Muscogee County, Georgia.

The above described property is conveyed subject to restrictive covenants and easements of record applicable thereto; however, the Grantor warrants that the property is presently zoned C-2.


                                    *******


                                  EXHIBIT "B"
                              LEGAL DESCRIPTION OF
                                  THE PROPERTY

All that tract or parcel of land lying and being in Land Lot 23, 8th District, Columbus, Muscogee County, Georgia, and being more particularly described as follows:

To reach the POINT OF BEGINNING of the property herein described, commence at an iron stake located at the northeast corner of the intersection of Weems Road and Effingham Way, public roads located in said State and County; thence running north 01 degrees 42' west a distance of 57.24 feet to an iron stake located on the easterly margin of Effingham Way; running thence along a curve to the left having a radius of 578.92 feet a distance of 118.70 feet to an iron stake located on said easterly margin of Effingham Way; thence running south 61 degrees 25' 15" east a distance of 29.78 feet to an iron stake which marks the POINT OF BEGINNING of the property herein described; thence running north 88 degrees 18' east a distance of 15 feet to an iron stake; running thence south 01 degrees 42' east a distance of 15 feet to an iron stake; running thence south 88 degrees 18' west a distance of 15 feet to an iron stake; running thence north 01 degrees 42' west a distance of 15 feet to the POINT OF BEGINNING of the property herein described.

The property is also shown on map or plat of said property entitled Easement Survey Lot 1, Block "B," Hillbrook Commercial Park, lying in land Lot 23, 8th District, Columbus, Muscogee County, Georgia, dated February 16, 1996 and prepared by Moon, Meeks, Mason & Vinson, Inc.